UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 1, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA		22314
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 626-4984

 (Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On May 1, 2013, TQP Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and newly formed wholly owned subsidiary of Marathon Patent Group, Inc. (the “Company”) entered into a merger agreement (the “Agreement”) with TQP Development LLC, a Texas limited liability company (“TQP Development”), Granicus IP LLC (“Granicus”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  Granicus and Spangenberg Foundation own 100% of the membership interests of TQP Development (collectively, the “TQP Sellers”).

The closing of the transactions contemplated under the Agreement (the “Closing”) is subject to customary closing conditions as well as the closing of a public or private offering of the Company’s securities in which the Company receives gross proceeds of at least $8 million (the “Trigger Financing”).  If the Company does not consummate the Trigger Financing within 45 days, subject to any mutually agreed upon extension of such time, the Agreement will terminate and be of no further force and effect.

Pursuant to the terms of the Agreement, at Closing, TQP Development will merge with and into Acquisition Corp and TQP Development will survive the merger as the wholly owned subsidiary of the Company.  At Closing, the Company will issue 7,000,000 shares of common stock to the TQP Sellers (the “Merger Shares”) and pay the TQP Sellers $6,000,000 cash.

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which TQP Development recovers $20 million from licensing or enforcement activities related to the patents), TQP Development will be required to pay out a percentage of such recoveries.

TQP Development owns a foundational patent portfolio that consists of one United States patent covering data encryption technology. IPNavigation Group LLC (“IP Nav”), a Company founded by Erich Spangenberg and associated with the TQP Sellers will continue to support and manage the portfolio and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with TQP Development.

At Closing, TQP Development will grant the TQP Sellers a non-exclusive license-back to the patents owned by TQP Development and the inventors will retain commercialization rights previously granted by TQP Development or its predecessors. Additionally, at Closing, the Company will enter into a registration rights agreement pursuant to which the Company will agree to file a “resale” registration statement with the Securities and Exchange Commission covering the resale of the Merger Shares within 90 days of the Closing.

The above description of the transactions and agreements discussed herein does not purport to be complete and is qualified in its entirety by the Merger Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1 99.1	Merger Agreement dated as of May 1, 2013 Press Release dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 3, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer